EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Prospectus and Registration Statement on Form S-1, as amended, of our report dated November 6, 2013 on the consolidated financial statements of Coastway Bancorp, MHC and Subsidiaries as of December 31, 2012 and 2011, and for the years then ended, appearing in the Prospectus, which is a part of this Registration Statement on Form S-1.  We further consent to the use of our name and the reference to us, as appearing under the headings “Legal and Tax Matters” and “Experts” in this Prospectus and Registration Statement.

We also consent to the use in the Federal Reserve Bank, Application for Conversion on Form AC (Application), of our report dated November 6, 2013 on the consolidated financial statements of Coastway Bancorp, MHC and Subsidiaries as of December 31, 2012 and 2011, and for the years then ended, appearing in the prospectus, which is a part of the Application.

We also consent to use of our state tax opinion dated November 5, 2013 appearing as exhibit 8.2, and discussion thereof, in this Prospectus and Registration Statement on Form S-1, as amended.

/s/ Wolf & Company, P.C.

Boston, Massachusetts
November 6, 2013